UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 21, 2024

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

229 West 43rd Street
New York, New York 10036
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 21, 2024, BuzzFeed Media Enterprises, Inc., a Delaware corporation (the “Seller”) and a wholly owned subsidiary of BuzzFeed, Inc. (“BuzzFeed”), entered into an Asset Purchase Agreement (the “Agreement”) with Commerce Media Holdings, LLC, a Delaware limited liability company (the “Purchaser”), providing for the sale by the Seller to the Purchaser of certain assets related to the business of Complex Networks (the “Disposition”). Complex Networks is a publisher of online media content targeting Millennial and Gen Z consumers.
Pursuant to the terms of the Agreement, the Purchaser has purchased certain assets and assumed certain liabilities related to the business of Complex Networks for an aggregate purchase price of $108.6 million, which was paid in cash to the Seller at the Closing (as defined in the Agreement), which occurred on the same day as Seller and Purchaser entered into the Agreement. Pursuant to the Agreement, the Purchaser will make offers of employment to certain employees engaged in the business of Complex Networks. The Agreement contains representations, warranties and covenants of both of the parties thereto that are customary for transactions of this type. The representations and warranties of each party will not survive the Closing, but the parties have agreed to indemnify each other against certain liabilities that arise following the Closing.

A copy of the Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the description of the Agreement in this Current Report is qualified in its entirety by reference thereto.

A copy of the press release announcing the Disposition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
As noted above, the Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Agreement or other dates specified in the Agreement. The assertions embodied in these representations, warranties and covenants were made for purposes of the contract between the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Agreement are also modified in important part by disclosure schedules, which are not filed publicly, are subject to a contractual standard of materiality different from that generally applicable to stockholders and are used for the purpose of allocating risk between the parties rather than establishing matters as facts. BuzzFeed does not believe that the disclosure schedules contain information that is material to an investment decision. As a result of the foregoing, investors should not rely on the representations, warranties and covenants contained in the Agreement as statements of fact.

In connection with the transaction, the Company is required to repay:

•approximately $30.9 million to the holders of the Company’s $150.0 million unsecured convertible notes due 2026 (the “Convertible Notes”); and

•approximately $33.8 million outstanding under the Company’s three-year $50.0 million revolving and standby letter of credit facility (the “Credit Facility”), plus (i) accrued and unpaid interest of $0.7 million, (ii) an early termination fee of $0.5 million, and (iii) a standby letter of credit fee of $0.5 million (the $33.8 million approximates the amount of revolving debt outstanding as of September 30, 2023).

The Company also intends to amend the indenture governing the Convertible Notes to provide that 95% of the net proceeds of future asset sales must be used to repay the Convertible Notes. The Company terminated the Credit Facility at Closing concurrently with the repayment of the loans thereunder and paid a termination fee of $500,000. Additionally, the letters of credit outstanding under the Credit Facility will be cash collateralized in an amount of $17.1 million.

Item 1.02 Termination of Material Definitive Agreement.

The disclosure set forth in Item 1.01 is incorporated by reference into this Item 1.02 of this Current Report on Form 8-K. As noted above, a $500,000 early termination penalty was incurred in connection with the termination of the Credit Facility. For a description of the material terms and conditions of the Credit Facility, please see the description that is contained in our Annual Report on Form 10-K for the year ended December 31, 2022 at page 60, which description is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 21, 2024, the Company announced plans to reduce expenses by implementing an approximately 16% percent reduction in the current workforce. A copy of a corporate communication shared internally is attached as Exhibit 99.2 to this Current Report on Form 8-K. In doing so, we are reducing the size of our centralized operations to enable our individual brands to operate with more autonomy and deliver against their differentiated value propositions for advertisers. The reduction in workforce plan is intended to position the Company to be more agile, sustainable, and profitable. The Company expects to substantially complete the reduction in workforce plan by the end of the first quarter of 2024.

Where required, worker adjustment and retraining notification (“WARN”) will be given. In addition, all eligible employees will be offered severance benefits in exchange for the execution of a separation and release agreement, subject to the WARN offset where applicable.

In connection with the workforce reduction, senior executives subject to the Company’s Change in Control and Severance Plan will receive severance in accordance therewith, contingent on their execution of a separation and release agreement. For a description of the material terms and conditions of the Company’s Change in Control and Severance Plan, please see Exhibit 10.22 to our Annual Report on Form 10-K for the year ended December 31, 2022, which description is incorporated herein by reference.

The Company expects to recognize restructuring charges in connection with the workforce reduction plan, including the cost of providing, where required, WARN notice, and severance, including outplacement services and benefits continuation. We estimate that the foregoing charges will range between $2.5 million to $4.0 million, and we expect the charges will be recognized primarily in the first quarter of 2024, with the majority of such charges anticipated to be paid by the end of the second quarter of 2024. The substantial majority of these charges will result in cash expenditures. Additionally, pursuant to the Agreement, the Purchaser reimbursed the Company for approximately $1.8 million in severance and related payments for Non-Transferring Employees (as defined in the Agreement). The amount of these severance and related charges are not included within our expected restructuring charges noted above. The Company expects to treat the reimbursement as an expense reimbursement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Disposition, on February 18, 2024, the Compensation Committee of BuzzFeed’s Board of Directors approved the grant of cash bonuses to certain key employees of the Company, including a $95,000 cash bonus to the Company’s Chief Financial Officer, Matt Omer. These bonuses will be paid shortly following the Closing.

Forward Looking Statements

Certain statements in this Current Report, including information regarding updated guidance that appears in the press release attached hereto and the other information incorporated by reference herein, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding the benefits of the Disposition, the restructuring of our workforce, our expected future performance (including future revenue, pro forma enterprise value, cash balance and our guidance for the quarter and year ended December 31, 2023), market opportunities for BuzzFeed, First We Feast, HuffPost and Tasty, and the overall digital publishing market. In addition, any other statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

We caution that a number of important factors, many of which are beyond our control, could cause our actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: (1) trends, growth rates, and challenges in our business and in the markets in which we operate; (2) demand for our products and services or changes in traffic or engagement with our brands and content; (3) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (4) developments and projections relating to our competitors and the digital media industry; (5) the impact of national and local economic and other conditions and developments in technology, each of which could influence the levels (rate and volume) of our advertising, the growth of our business and the implementation of our strategic initiatives; (6) our success in integrating and supporting the companies we acquire; (7) poor quality broadband infrastructure in certain markets; (8) technological developments, including artificial intelligence; (9) our success in retaining or recruiting, or changes required in, officers, key employees or directors; (10) our business, operations and financial performance, including expectations with respect to our financial and business performance and the benefits of the Disposition and our restructuring, including financial projections and business metrics and any underlying assumptions thereunder and future business plans and initiatives and growth opportunities; (11) our future capital requirements and sources and uses of cash, including, but not limited to, our ability to obtain additional capital in the future and the actions we may need to take in order to generate capital to fund our operations, any impacts of bank failures or issues in the broader United States or global financial systems, any restrictions imposed by our debt facilities, and any restrictions on our ability to access our cash and cash equivalents; (12) expectations regarding future acquisitions, partnerships or other relationships with third parties; (13) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations and the outcomes of legal proceedings, regulatory disputes and governmental investigations to which we are subject; (14) the anticipated impacts of current global supply chain disruptions; the war between Israel and Hamas or further escalation of tensions between Russia and Western countries and the related sanctions and geopolitical tensions, as well as further escalation of trade tensions between the United States and China; the inflationary environment; the tight labor market; the continued impact of the COVID-19 pandemic and evolving strains of COVID-19; and other macroeconomic factors on our business and the actions we may take in the future in response thereto; and (15) our ability to maintain the listing of our Class A common stock and warrants on the Nasdaq Stock Market LLC.

The forward-looking statements contained in this Current Report on Form 8-K are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the sections entitled “Risk Factors” in BuzzFeed’s annual and quarterly filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. In addition, there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01 Financial Statements and Exhibits.
(b) Pro forma financial information.
The unaudited pro forma financial information of BuzzFeed for the year ended December 31, 2022 and as of and for the nine months ended September 30, 2023 are attached hereto as Exhibit 99.3.

(d) Exhibits.

Exhibit Number	Description
2.1†	Asset Purchase Agreement, dated as of February 21, 2024, by and between BuzzFeed Media Enterprises, Inc. and Commerce Media Holdings, LLC.
99.1	Press release dated February 21, 2024.
99.2	Corporate Communication dated as of February 21, 2024.
99.3	Unaudited Pro Forma Condensed Consolidated Financial Information for the year ended December 31, 2022 and as of and for the nine months ended September 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 21, 2024
BuzzFeed, Inc.

		By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer